EX-99.(g)(45)

Goldman Sachs Asset Management, L.P. | 200 West Street | New York, NY 10282-2198

November 30, 2016

State Street Bank and Trust Company

Attn: Nancy Stokes

Channel Center

One Iron St

Boston, MA 02110

Re: Goldman Sachs GQG Partners International Opportunities Fund: Additional Fund to Custodian Contract

Ladies and Gentlemen:

Reference is hereby made to the Custodian Contract dated as of July 15, 1991 by and among Goldman Sachs Trust, Goldman Sachs Trust II, Goldman Sachs MLP Income Opportunities Fund, Goldman Sachs MLP and Energy Renaissance Fund, Cayman Commodity-FIMS, Ltd., Cayman Commodity-TTIF, Ltd., Cayman Commodity-MMRA, Ltd., Cayman Commodity-ARM, Ltd., Cayman Commodity-MMA, Ltd., Cayman Commodity-MMA II, Ltd., and Cayman Commodity-MMA III, Ltd. (collectively, the “GS Parties”) and State Street Bank and Trust Company (“State Street”), as amended, modified and supplemented from time to time (the “Custodian Contract”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Custodian Contract.

This is to advise you that Goldman Sachs Trust II has established a new series to be known as Goldman Sachs GQG Partners International Opportunities Fund (the “Fund”). The GS Parties hereby request that the Fund be added to the Custodian Contract and that, accordingly, you act as Custodian of the Fund under the terms thereof.

Please indicate your acceptance of the foregoing by executing two copies of this letter, returning one and retaining one copy for your records.

Sincerely,

GOLDMAN SACHS TRUST

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

GOLDMAN SACHS TRUST II

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

GOLDMAN SACHS MLP INCOME OPPORTUNITIES FUND

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

GOLDMAN SACHS MLP AND ENERGY RENAISSANCE FUND

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-FIMS, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-TTIF, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMRA, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-ARM, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMA, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMA II, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

CAYMAN COMMODITY-MMA III, LTD.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Principal Financial Officer and Treasurer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President